Exhibit 24

POWER OF ATTORNEY

Directors of Lincoln Electric Holdings, Inc.
Each of the undersigned Directors of Lincoln Electric Holdings, Inc. hereby appoints Christopher L. Mapes, Vincent K. Petrella and Frederick G. Stueber, and each of them, as attorneys for the undersigned, for and in the name, place and stead of the undersigned in the capacity specified, to prepare or cause to be prepared, to execute and to file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Act"), an Annual Report on Form 10-K for the year ended December 31, 2014 relating to Lincoln Electric Holdings, Inc., such other periodic reports as may be required pursuant to the Act, amendments and exhibits to any of the foregoing and any and all other documents to be filed with the Securities and Exchange Commission or elsewhere pertaining to such reports, with full power and authority to take any other action deemed necessary or appropriate to effect the filing of the documents.
Executed the date set forth below.

/s/ Christopher L. Mapes	/s/ Harold L. Adams	/s/ Curtis E. Espeland
Christopher L. Mapes, Director	Harold L. Adams, Director	Curtis E. Espeland, Director
February 5, 2015	February 5, 2015	February 5, 2015

/s/ David H. Gunning	/s/ Stephen G. Hanks	/s/ Robert J. Knoll
David H. Gunning, Director	Stephen G. Hanks, Director	Robert J. Knoll, Director
February 5, 2015	February 5, 2015	February 5, 2015

/s/ G. Russell Lincoln	/s/ Kathryn Jo Lincoln	/s/ William E. MacDonald, III
G. Russell Lincoln, Director	Kathryn Jo Lincoln, Director	William E. MacDonald, III, Director
February 5, 2015	February 5, 2015	February 5, 2015

/s/ Phillip J. Mason	/s/ Hellene S. Runtagh	/s/ George H. Walls, Jr.
Phillip J. Mason, Director	Hellene S. Runtagh, Director	George H. Walls, Jr., Director
February 5, 2015	February 5, 2015	February 5, 2015